UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2021
 Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.      Other Events.
In response to a letter dated November 23, 2021, by Mr. Bradley L. Radoff to the Board of Directors (the “Board”) of Newpark Resources, Inc. (“Newpark”), Newpark issued the following statement to certain news outlets:
“Newpark’s Board and management team are highly focused on creating shareholder value as we execute on our strategic priorities, particularly the expansion and diversification of our Industrial Solutions business. As previously disclosed, we have been conducting a review of our portfolio and have been actively evaluating short-term and long-term alternatives with the support of J.P. Morgan. We value input from all our shareholders, including Mr. Radoff, and hope to have continued constructive dialogue with him going forward.”

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
(Registrant)

Date:	November 23, 2021	By:	/s/ Gregg S. Piontek
Gregg S. Piontek
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)